UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005 (March 8, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Ex-10.1 Seventh Amendment and Limited Waiver to Third Amended and Restated Credit Agreement
Ex-99.1 Press Release
Ex-99.2 Press Release

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, Corrections Corporation of America (the “Company”) entered into a Seventh Amendment and Limited Waiver (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of May 3, 2002, by and among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as Sole Lead Arranger and Sole Book-Running Manager, Deutsche Bank Securities Inc. and UBS Warburg LLC, as Co-Syndication Agents, Société Généralé, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent (the “Credit Agreement”). The Amendment provides for the waiver of certain provisions of the Credit Agreement and the amendment of other provisions of the Credit Agreement in order to (a) permit the Company to make the cash tender offer for, and to purchase, the 2002 Notes as described in Item 8.01 below, (b) amend the indenture governing the 2002 Notes as described in Item 8.01 below, and make payments to holders of the 2002 Notes in connection therewith, (c) offer, and incur indebtedness pursuant to, the 2005 Notes as described in Item 8.01 below, and (d) provide for the inclusion of the 2005 Notes and related documentation in the Credit Agreement definition of “Material Debt Instruments”. The Amendment requires that the proceeds of the 2005 Notes be used to (a) purchase the 2002 Notes, (b) prepay term loans outstanding under the Credit Agreement in an amount greater than or equal to $50,000,000 and (c) pay premiums, fees, costs and expenses incurred in connection with the purchase of the 2002 Notes, the amendment of the indenture governing the 2002 Notes and the issuance and sale of the 2005 Notes.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. Lehman Brothers Inc. is (i) the dealer-manager and solicitation agent for the tender offer for the 2002 Notes described in Item 8.01 below and (ii) a joint book-running manager in connection with our offering of the 2005 Notes described in Item 8.01 below.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Item 8.01. Other Events

On March 8, 2005, the Company announced that it has commenced a cash tender offer for its outstanding $250 million 9.875% senior notes due 2009 (the “2002 Notes”) and a solicitation of consents to eliminate certain restrictive covenants from the indenture governing the 2002 Notes. The announcement is set forth in the press release attached hereto as Exhibit 99.1.

On March 8, 2005, the Company also announced that it intends to offer, through a private placement, subject to market and other conditions, $375 million in aggregate principal amount of senior notes due 2013 (the “2005 Notes”). The announcement is set forth in the press release attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits

10.1	Seventh Amendment and Limited Waiver to Third Amended and Restated Credit Agreement, dated as of March 8, 2005, by and among the Company, as Borrower, and Lehman Commercial Paper Inc., as Administrative Agent on behalf of itself and on behalf of the Required Lenders.

99.1	Press Release dated March 8, 2005

99.2	Press Release dated March 8, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 8, 2005	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Irving E. Lingo, Jr.
Irving E. Lingo, Jr.
Executive Vice President and Chief Financial Officer